                                                                   Exhibit 99(a)


                             DECLARATION OF TRUST

                                      OF

                            HENDERSON GLOBAL FUNDS

                                 May 11, 2001

                             DECLARATION OF TRUST
                                      OF
                            HENDERSON GLOBAL FUNDS

                               TABLE OF CONTENTS
                               -----------------

                                                                                                 Page
                                                                                                 ----
ARTICLE I      THE TRUST........................................................................    1
         1.1   Name.............................................................................    1
         1.2   Trust Purpose....................................................................    1
         1.3   Definitions......................................................................    1

ARTICLE II     TRUSTEES.........................................................................    3
         2.1   Number and Qualification.........................................................    3
         2.2   Term and Election................................................................    3
         2.3   Resignation and Removal..........................................................    3
         2.4   Vacancies........................................................................    4
         2.5   Meetings.........................................................................    4
         2.6   Officers; Chairperson of the Board...............................................    5
         2.7   By-Laws..........................................................................    5

ARTICLE III    POWERS OF TRUSTEES...............................................................    5
         3.1   General..........................................................................    5
         3.2   Investments......................................................................    6
         3.3   Legal Title......................................................................    6
         3.4   Sale of Interests................................................................    6
         3.5   Borrow Money.....................................................................    7
         3.6   Delegation; Committee............................................................    7
         3.7   Collection and Payment...........................................................    7
         3.8   Expenses.........................................................................    7
         3.9   Miscellaneous Powers.............................................................    7
         3.10  Further Powers...................................................................    8

ARTICLE IV     INVESTMENT ADVISORY, ADMINISTRATIVE, AND PLACEMENT AGENT SERVICES................    8
         4.1   Investment Advisory and Other Services...........................................    8
         4.2   Parties to Contract..............................................................    8

ARTICLE V      LIMITATIONS OF LIABILITY.........................................................    9
         5.1   No Personal Liability of Trustees, Officers, Employees or Agents.................    9
         5.2   Indemnification of Trustees, Officers, Employees and Agents......................    9
         5.3   Liability of Holders; Indemnification............................................   10
         5.4   No Bond Required of Trustees.....................................................   10
         5.5   No Duty of Investigation; Notice in Trust Instruments, Etc.......................   10
         5.6   Reliance on Experts, Etc.........................................................   10
         5.7   Assent to Declaration............................................................   10

ARTICLE VI     INTERESTS IN THE TRUST...........................................................   11
         6.1   General Characteristics..........................................................   11

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

                                                                                                   Page
                                                                                                   ----
         6.2      Establishment of Series of Interests............................................  11
         6.3      Establishment of Classes........................................................  12
         6.4      Assets of Series................................................................  12
         6.5      Liabilities of Series...........................................................  13
         6.6      Dividends and Distributions.....................................................  13
         6.7      Voting Rights...................................................................  14
         6.8      Record Dates....................................................................  14
         6.9      Transfer........................................................................  14
         6.10     Equality........................................................................  15
         6.11     Fractions.......................................................................  15
         6.12     Class Differences...............................................................  15
         6.13     Conversion of Interests.........................................................  15
         6.14     Investments in the Trust........................................................  15
         6.15     Trustees and Officers as Holders................................................  15
         6.16     No Preemptive Rights; Derivative Suits..........................................  16
         6.17     No Appraisal Rights.............................................................  16
         6.18     Status of Interests and Limitation of Personal Liability........................  16
         6.19     Elimination of Series...........................................................  16

ARTICLE VII       PURCHASES AND REDEMPTIONS.......................................................  16
         7.1      Purchases.......................................................................  16
         7.2      Redemption by Holder............................................................  17
         7.3      Redemption by Trust.............................................................  17
         7.4      Net Asset Value.................................................................  17
         7.5      Exchange by Trust...............................................................  18

ARTICLE VIII      HOLDERS.........................................................................  18
         8.1      Rights of Holders...............................................................  18
         8.2      Register of Interests...........................................................  18
         8.3      Notices.........................................................................  18
         8.4      Meetings of Holders.............................................................  18
         8.5      Notice of Meetings..............................................................  19
         8.6      Record Date.....................................................................  19
         8.7      Proxies, Etc....................................................................  19
         8.8      Reports.........................................................................  20
         8.9      Inspection of Records...........................................................  20
         8.10     Voting Powers...................................................................  20
         8.11     Holder Action by Written Consent................................................  20
         8.12     Holder Communications...........................................................  21

ARTICLE IX        DURATION; TERMINATION OF TRUST; AMENDMENT; MERGERS; ETC.........................  21
         9.1      Duration........................................................................  21
         9.2      Termination of Trust............................................................  21
         9.3      Amendment Procedure.............................................................  22
         9.4      Merger, Consolidation and Sale of Assets........................................  23

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

                                                                                                    Page
                                                                                                    ----
         9.5      Incorporation.....................................................................  23

ARTICLE X         MISCELLANEOUS.....................................................................  23
         10.1     Certificate of Designation; Agent for Service of Process..........................  23
         10.2     Governing Law.....................................................................  24
         10.3     Counterparts......................................................................  24
         10.4     Reliance by Third Parties.........................................................  24
         10.5     Provisions in Conflict With Law or Regulations....................................  24
         10.6     Trust Only........................................................................  25
         10.7     Withholding.......................................................................  25
         10.8     Headings and Construction.........................................................  25

     This DECLARATION OF TRUST OF Henderson Global Funds is made on the 11/th/ day of May, 2001 by the parties signatory hereto, as Trustees.

     WHEREAS, the Trustees desire to form a business trust under the law of Delaware for the investment and reinvestment of its assets; and

     WHEREAS, it is proposed that the Trust assets be composed of cash, securities and other assets contributed to the Trust by the Holders of Interests in the Trust entitled to ownership rights in the Trust;

     NOW, THEREFORE, the Trustees hereby declare that the Trustees will hold in trust all cash, securities and other assets which they may from time to time acquire in any manner as Trustees hereunder, and manage and dispose of the same for the benefit of the Holders of Interests in the Trust, and subject to the following terms and conditions.

                                   ARTICLE I

                                   The Trust
                                   ---------

     1.1  Name.  The name of the Trust created hereby (the "Trust") shall be
          ----
"Henderson Global Funds," and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall not refer to the Trustees in their individual capacities or to the officers, agents, employees or Holders of Interest in the Trust. However, should the Trustees determine that the use of the name of the Trust is not advisable, they may select such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name. Any name change shall become effective upon the execution by a majority of the then Trustees of an instrument setting forth the new name and the filing of a certificate of amendment pursuant to Section 3810(b) of the DBTA. Any such instrument shall not require the approval of the Holders of Interests in the Trust, but shall have the status of an amendment to this Declaration.

     1.2  Trust Purpose.  The purpose of the Trust is to conduct, operate and
          -------------
carry on the business of an open-end management investment company registered under the 1940 Act. In furtherance of the foregoing, it shall be the purpose of the Trust to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of an open-end management investment company registered under the 1940 Act and which may be engaged in or carried on by a trust organized under the DBTA, and in connection therewith, the Trust shall have and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware business trust.

     1.3  Definitions.  As used in this Declaration, the following terms shall
          -----------
have the following meanings:

          (a) "1940 Act" shall mean the Investment Company Act of 1940, as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time.

          (b) "Affiliated Person," "Assignment" and "Interested Person" shall have the meanings given such terms in the 1940 Act.

          (c) "Administrator" shall mean any party furnishing services to the Trust pursuant to any administrative services contract described in Section 4.1.

          (d) "By-Laws" shall mean the By-Laws of the Trust as amended from time to time.

          (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time.

          (f)  "Commission" shall mean the Securities and Exchange Commission.

          (g) "Declaration" shall mean this Declaration of Trust, as amended from time to time. References in this Declaration to "Declaration," "hereof," "herein" and "hereunder" shall be deemed to refer to the Declaration rather than the article or section in which such words appear. This Declaration shall, together with the By-Laws, constitute the governing instrument of the Trust under the DBTA.

          (h) "DBTA" shall mean the Delaware Business Trust Act, Delaware Code Annotated Title 12, Sections 3801, et seq., as amended from time to time.
                                   -- ---

          (i) "Fiscal Year" shall mean an annual period as determined by the Trustees unless otherwise provided by the Code or applicable regulations.

          (j) "Holders" shall mean as of any particular time any or all holders of record of Interests in the Trust or in Trust Property, as the case may be, at such time.

          (k) "Interest" shall mean a Holder's units of interest into which the beneficial interest in the Trust and each series and class of the Trust shall be divided from time to time.

          (l) "Investment Adviser" shall mean any party furnishing services to the Trust pursuant to any investment advisory contract described in Section 4.1 hereof.

          (m) "Majority Interests Vote" shall mean the vote, at a meeting of the Holders of Interests, of the lesser of (i) 67% or more of the Interests present or represented at such meeting, provided the Holders of more than 50% of the Interests are present or represented by proxy or (ii) more than 50% of the Interests.

          (n) "Person" shall mean and include an individual, corporation, partnership, trust, foundation, plan, association, joint venture, estate and other entity, whether or not a legal entity, and a government and agencies and political subdivisions thereof, whether domestic or foreign.

          (o) "Registration Statement" as of any particular time shall mean the Registration Statement of the Trust which is effective at such time under the 1940 Act.

          (p) "Trust Property" shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees or any series of the Trust established in accordance with Section 6.2.

          (q) "Trustees" shall mean such persons who have signed this Declaration, so long as they shall continue in office in accordance with the terms of this Declaration, and all other persons who at the time in question have been duly elected or appointed as trustees in accordance with the provisions of this Declaration and are then in office, in their capacity as trustees hereunder.

                                  ARTICLE II

                                   Trustees
                                   --------

     2.1  Number and Qualification.  The number of Trustees shall initially be
          ------------------------
one and shall thereafter be fixed from time to time by written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Trustees so fixed, then in office, provided, however, that the number of Trustees shall in no event be less than one. A Trustee shall be an individual at least 21 years of age who is not under a legal disability.

          (a) Any vacancy created by an increase in Trustees shall be filled by the appointment or election of an individual having the qualifications described in this Article as provided in Section 2.4. Any such appointment shall not become effective, however, until the individual appointed or elected shall have accepted in writing such appointment or election and agreed in writing to be bound by the terms of the Declaration. No reduction in the number of Trustees shall have the effect of removing any Trustee from office.

          (b) Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.4 hereof, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.

     2.2  Term and Election.  Each Trustee named herein, or elected or appointed
          -----------------
prior to the first meeting of the Holders, shall (except in the event of resignations or removals or vacancies pursuant to Section 2.3 or 2.4 hereof) hold office until his or her successor has been elected at such meeting and has qualified to serve as Trustee. Beginning with the Trustees elected at the first meeting of Holders, each Trustee shall hold office during the lifetime of this Trust and until its termination as hereinafter provided unless such Trustee resigns or is removed as provided in Section 2.3 below or his term expires pursuant to Section 2.4 hereof.

     2.3  Resignation and Removal.  Any Trustee may resign (without need for
          -----------------------
prior or subsequent accounting) by an instrument in writing signed by him or her and delivered or mailed to the Chairperson, if any, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument.

          (a) Any of the Trustees may be removed with or without cause by the affirmative vote of the Holders of two-thirds (2/3) of the Interests or (provided the aggregate number of Trustees, after such removal and after giving effect to any appointment made to fill the vacancy created by such removal, shall not be less than the number required by Section 2.1 hereof) with cause, by the action of two-thirds (2/3) of the remaining Trustees, or without cause, by the action of eighty percent (80%) of the remaining Trustees. Removal with cause shall include, but not be limited to, the removal of a Trustee due to physical or mental incapacity.

          (b) Upon the resignation or removal of a Trustee, or his or her otherwise ceasing to be a Trustee, he or she shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the death of any Trustee or upon removal or resignation due to any Trustee's incapacity to serve as trustee, his or her legal representative shall execute and deliver on his or her behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

     2.4  Vacancies.  The term of office of a Trustee shall terminate and a
          ---------
vacancy shall occur in the event of the earliest to occur of the following: the Trustee's death, resignation, adjudicated incompetence or other incapacity to perform the duties of the office, or the removal of the Trustee. A vacancy shall also occur in the event of an increase in the number of Trustees as provided in Section 2.1. No such vacancy shall operate to annul this Declaration or to revoke any existing trust created pursuant to the terms of this Declaration. In the case of a vacancy, the Holders of a plurality of the Interests entitled to vote, acting at any meeting of the Holders held in accordance with Article VIII hereof, or, to the extent permitted by the 1940 Act, a majority vote of the Trustees continuing in office acting by written instrument or instruments, may fill such vacancy, and any Trustee so elected by the Trustees or the Holders shall hold office as provided in this Declaration. There shall be no cumulative voting by the Holders in the election of Trustees.

     2.5  Meetings.  Meetings of the Trustees shall be held from time to time
          --------
within or without the State of Delaware upon the call of the Chairperson, if any, the President, the Secretary, an Assistant Secretary or any two Trustees.

          (a) Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws or by resolution of the Trustees. Notice of any other meeting shall be given not later than 72 hours preceding the meeting by United States mail or by electronic transmission to each Trustee at his or her business address as set forth in the records of the Trust or otherwise given personally not less than 24 hours before the meeting but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

          (b) A quorum for all meetings of the Trustees shall be one-third of the total number of Trustees, but (except at such time as there is only one Trustee) no less than two Trustees. Unless provided otherwise in this Declaration, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of a majority of the Trustees, which written consent shall be filed with the minutes of proceedings of the Trustees or any such committee. If there be less than a quorum present at any meeting of the Trustees, a majority of those present may adjourn the meeting until a quorum shall have been obtained.

          (c) Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be two or more of the members thereof, unless the Board shall provide otherwise. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of a majority of the members, which written consent shall be filed with the minutes of proceedings of the Trustees or any such committee.

          (d) With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons of the Trust or are otherwise interested in any action to be taken may be counted for quorum purposes under this Section 2.5 and shall be entitled to vote to the extent permitted by the 1940 Act.

          (e) All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to such communications system shall constitute presence in person at such meeting, unless the 1940 Act specifically requires the Trustees to act "in person," in which case such term shall be construed consistent with Commission or staff releases or interpretations.

     2.6  Officers; Chairperson of the Board.  The Trustees shall, from time to
          ----------------------------------
time, elect officers of the Trust, including a President, a Secretary and a Treasurer. The Trustees shall elect or appoint, from time to time, a Trustee to act as Chairperson of the Board who shall preside at all meetings of the Trustees and carry out such other duties as the Trustees shall designate. The Trustees may elect or appoint or authorize the Officer and/or the President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. The President, Secretary and Treasurer may, but need not, be a Trustee. The Chairperson of the Board and such officers of the Trust shall serve in such capacity for such time and with such authority as the Trustees may, in their discretion, so designate or as provided for in the By-Laws.

     2.7  By-Laws.  The Trustees may adopt and, from time to time, amend or
          -------
repeal the By-Laws for the conduct of the business of the Trust not inconsistent with this Declaration.

                                  ARTICLE III

                              Powers of Trustees
                              ------------------

     3.1  General.  The Trustees shall have exclusive and absolute control over
          -------
management of the business and affairs of the Trust, but with such powers of delegation as may be permitted by this Declaration and the DBTA. The Trustees may perform such acts as in their sole discretion are proper for conducting the business and affairs of the Trust. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustee may be exercised without order of, or recourse to, any court.

     3.2  Investments.  The Trustees shall have power to:
          -----------

          (a) conduct, operate and carry on the business of an investment company; and

          (b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, lend, transfer, exchange, distribute, write or otherwise deal in or dispose of United States and foreign currencies and related instruments including forward contracts, and securities, including common and preferred stock, warrants, bonds, debentures, time notes, bankers acceptances and all other evidences of indebtedness, negotiable or non-negotiable instruments, obligations, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, convertible securities, forward contracts, options, futures contracts, and other securities, including, without limitation, those issued, guaranteed or sponsored by any state, territory or possession of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, or by the United States Government, any foreign government, or any agency, instrumentality or political subdivision of the United States Government or any foreign government, or international instrumentalities, or by any bank, savings institution, corporation or other business entity organized under the laws of the United States or under foreign laws or in "when-issued" contracts for such securities; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations, or corporations to exercise any of said rights, powers and privileges in respect of any of said instruments; and the Trustees shall be deemed to have the foregoing powers with respect to any additional securities in which the Trustees may determine to invest.

     The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

     3.3  Legal Title.  Legal title to all the Trust Property shall be vested in
          -----------
the Trust as a separate legal entity under the DBTA, except that the Trustees behalf of the Trust on such terms as the Trustees may determine.

     In the event that title to any part of the Trust Property is vested in one or more Trustees, the right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee upon his or her due election and qualification. Upon the resignation, removal or death of a Trustee he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. To the extent permitted by law, such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

     3.4  Sale of Interests.  Subject to the more detailed provisions set forth
          -----------------
in Article VII, the Trustees shall have the power to permit persons to purchase Interests and to add or reduce, in whole or in part, their Interest in the Trust.

     3.5  Borrow Money.  The Trustees shall have power to borrow money or
          ------------
otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation.

     3.6  Delegation; Committee.  The Trustees shall have the power, consistent
          ---------------------
with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments, either in the name of the Trust or the names of the Trustees or otherwise, as the Trustees may deem expedient.

     3.7  Collection and Payment.  The Trustees shall have the power to collect
          ----------------------
all property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

     3.8  Expenses.  The Trustees shall have the power to incur and pay any
          --------
expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees.
The Trustees may pay themselves such compensation for special services, including legal and brokerage services, as they in good faith may deem reasonable (subject to any limitations in the 1940 Act), and reimbursement for expenses reasonably incurred by themselves on behalf of the Trust. There shall be no retirement compensation plan for the Trustees; provided, however, that the Trustees may adopt a deferred compensation plan consistent with industry and regulatory standards.

     3.9  Miscellaneous Powers.  The Trustees shall have the power to: (a)
          --------------------
employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust and terminate such employees or contractual relationships as they consider appropriate; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance policies (including, but not limited to, fidelity bonding and errors and omission policies) insuring the Investment Adviser, Administrator, distributor, Holders, Trustees, officers, employees, agents, or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not the Trust would have the power to indemnify such Person against liability; (d) establish pension, profit-sharing and other retirement, incentive and benefit plans for any officers, employees and agents of the Trust; (e) to the extent permitted by law, indemnify any Person with whom the Trust has dealings, including the Investment Adviser, Administrator, distributor, Holders, Trustees, officers, employees, agents or independent contractors of the Trust, to such extent as the Trustees shall determine; (f) guarantee indebtedness or contractual obligations of others; (g) determine and change the Fiscal Year of the Trust and the method by which its accounts shall be kept; and (h) adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

     3.10 Further Powers.  The Trustees shall have power to conduct the business
          --------------
of the Trust and carry on its operations in any and all of its branches and maintain offices, whether within or without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any foreign countries, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign countries, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive and shall be binding upon the Trust and the Holders, past, present and future. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. The Trustees shall not be required to obtain any court order to deal with Trust Property.

                                  ARTICLE IV

       Investment Advisory, Administrative, and Placement Agent Services
       -----------------------------------------------------------------

     4.1  Investment Advisory and Other Services.  The Trustees may in their
          --------------------------------------
discretion, from time to time, enter into contracts or agreements for investment advisory services, administrative services (including management, transfer and dividend disbursing agency services), distribution services, fiduciary (including custodian, subcustodian and depository) services, placement agent services, Holder servicing and distribution services, or other services, whereby the other party to such contract or agreement shall undertake to furnish the Trustees such services as the Trustees shall, from time to time, consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any other provisions of this Declaration to the contrary, the Trustees may authorize any Investment Adviser (subject to such general or specific instructions as the Trustees may, from time to time, adopt) to effect purchases, sales, loans or exchanges of Trust Property on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of any such Investment Adviser (all without further action by the Trustees). Any such purchases, sales, loans or exchanges shall be binding upon the Trust.

     4.2  Parties to Contract.  Any contract or agreement of the character
          -------------------
described in Section 4.1 of this Article IV or in the By-Laws of the Trust may be entered into with any Person, although one or more of the Trustees or officers of the Trust or any Holder may be an officer, director, trustee, shareholder, or member of such other party to the contract or agreement, and no such contract or agreement shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of such contract or agreement or held accountable for any profit realized directly or indirectly therefrom, provided that the contract or agreement when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the By-Laws. Any Trustee or officer of the Trust or any Holder may be the other party to contracts or agreements entered into pursuant to Section 4.1 hereof or the By-Laws of the Trust, and any Trustee or officer of the Trust or any Holder may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts or agreements mentioned in this Section 4.2.

                                   ARTICLE V

                           Limitations of Liability
                           ------------------------

     5.1  No Personal Liability of Trustees, Officers, Employees or Agents.  No
          ----------------------------------------------------------------
Trustee, officer, employee or agent of the Trust when acting in such capacity shall be subject to any personal liability whatsoever, in his or her individual capacity, to any Person, other than the Trust or its Holders, in connection with Trust Property or the affairs of the Trust; and all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature against a Trustee, officer, employee or agent of the Trust arising in connection with the affairs of the Trust. No Trustee, officer, employee or agent of the Trust shall be liable to the Trust, Holders of Interests therein, or to any Trustee, officer, employee, or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust), except for his or her own bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties.

     5.2  Indemnification of Trustees, Officers, Employees and Agents.  The
          -----------------------------------------------------------
Trust shall indemnify each of its Trustees, officers, employees, and agents (including Persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him or her in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he or she may be involved or with which he or she may be threatened, while in office or thereafter, by reason of his or her being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he or she shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office by the court or other body approving the settlement or other disposition or by a reasonable determination, based upon review of readily available facts (as opposed to a full trial-type inquiry), that he or she did not engage in such conduct or by a reasonable determination, based upon a review of the facts, that such Person was not liable by reason of such conduct, by (a) the vote of a majority of a quorum of Trustees who are neither "interested persons" of the Trust as defined in Section 2(a)(19) of the 1940 Act nor parties to the proceeding, or (b) a written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he or she may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or in Section 5.1 or to which he or she may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 5.2, provided that the indemnified Person shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he or she is not entitled to such indemnification. All payments shall be made in compliance with Section 17(h) of the 1940 Act.

     5.3  Liability of Holders; Indemnification.  The Trust shall indemnify and
          -------------------------------------
hold each Holder harmless from and against any claim or liability to which such Holder may become subject solely by reason of his or her being or having been a Holder and not because of such Holder's acts or omissions or for some other reason, and shall reimburse such Holder for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability (upon proper and timely request by the Holder); provided, however, that no Holder shall be entitled to indemnification by any series established in accordance with Section 6.2 unless such Holder is a Holder of Interests of such series. The rights accruing to a Holder under this Section 5.3 shall not exclude any other right to which such Holder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Holder in any appropriate situation even though not specifically provided herein.

     5.4  No Bond Required of Trustees.  No Trustee shall, as such, be obligated
          ----------------------------
to give any bond or surety or other security for the performance of any of his or her duties hereunder.

     5.5  No Duty of Investigation; Notice in Trust Instruments, Etc.  No
          ----------------------------------------------------------
purchaser, lender, or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate or other interest or undertaking of the Trust, and every other act or thing whatsoever executed in connection with the Trust, shall be conclusively relied upon as having been executed or done by the executors thereof only in their capacities as Trustees, officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate or other interest or undertaking of the Trust made by the Trustees or by any officer, employee or agent of the Trust, in his or her capacity as such, shall contain an appropriate recital to the effect that the Trustee, officer, employee or agent of the Trust shall not personally be bound by or liable thereunder, nor shall resort be had to their private property or the private property of the Holders for the satisfaction of any obligation or claim thereunder, and appropriate references shall be made therein to the Declaration, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to impose personal liability on any of the Trustees, officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Trust Property, Holders, Trustees, officers, employees and agents in such amount as the Trustees shall deem advisable.

     5.6  Reliance on Experts, Etc.  Each Trustee and officer or employee of the
          ------------------------
Trust shall, in the performance of his or her duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by any Investment Adviser, Administrator, accountant, appraiser or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

     5.7  Assent to Declaration.  Every Holder, by virtue of having become a
          ---------------------
Holder in accordance with the terms of this Declaration, shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto.

                                  ARTICLE VI

                            Interests in the Trust
                            ----------------------

     6.1  General Characteristics.  (a) The Trustees shall have the power and
          -----------------------
authority, without Holder approval, to issue Interests in one or more series from time to time as they deem necessary or desirable. Each series shall be separate from all other series in respect to the assets and liabilities allocated to that series and shall represent a separate investment portfolio of the Trust. The Trustees shall have exclusive power, without Holder approval, to establish and designate such separate and distinct series, as set forth in
Section 6.2, and to fix and determine the relative rights and preferences as between the Interests of the separate series as to right of redemption, special and relative rights as to dividends and other distributions and on liquidation, conversion rights, and conditions under which the series shall have separate voting rights or no voting rights.

          (b) The Trustees may, without Holder approval, divide Interests of any series into two or more classes, Interests of each such class having such preferences and special or relative rights and privileges (including conversion rights, if any) as the Trustees may determine as provided in Section 6.3. The fact that a series shall have been initially established and designated without any specific establishment or designation of classes, shall not limit the authority of the Trustees to divide a series and establish and designate separate classes thereof.

          (c) The number of Interests authorized shall be unlimited, and the Interests so authorized may be represented in part by fractional Interests. From time to time, the Trustees may divide or combine the Interests of any series or class into a greater or lesser number without thereby changing the proportionate beneficial interests in the series or class. The Trustees may issue Interests of any series or class thereof for such consideration and on such terms as they may determine (or for no consideration if pursuant to an Interest dividend or split-up), all without action or approval of the Holders. All Interests when so issued on the terms determined by the Trustees shall be fully paid and non-assessable. The Trustees may classify or reclassify any unissued Interests or any Interests previously issued and reacquired of any series or class thereof into one or more series or classes thereof that may be established and designated from time to time. The Trustees may hold as treasury Interests, reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Interests of any series or class thereof reacquired by the Trust.

     6.2  Establishment of Series of Interests.  (a)  Without limiting the
          ------------------------------------
authority of the Trustees set forth in Section 6.2(b) to establish and designate any further series, the Trustees hereby establish and designate five series, as follows:

                     Henderson European Opportunities Fund
                     Henderson International Developing Companies Fund Henderson Global Technology Fund
                     Henderson Worldwide Growth Fund
                     Henderson International Opportunities Fund

     The provisions of this Article VI shall be applicable to the above designated series and any further series that may from time to time be established and designated by the Trustees as provided in Section 6.2(b).

          (b) The establishment and designation of any series of Interests other than the ones set forth above shall be effective upon the execution, by a majority of the Trustees, of an instrument setting forth such establishment and designation and the relative rights and preferences of such series, or as otherwise provided in such instrument. At any time that there are no Interests outstanding of any particular series previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment of this Declaration.

          (c) Section 9.2 of this Declaration of Trust shall apply also with respect to each such series as if such series were a separate trust.

     6.3  Establishment of Classes.  (a)  Without limiting the authority of the
          ------------------------
Trustees set forth in Section 6.3(b) to establish and designate any further classes, the Trustees hereby establish four classes of each series as follows:

                      Class A Shares
                      Class B Shares
                      Class C Shares
                      Class I Shares

     The provision of this Article VI shall be applicable to the above designated classes and any further classes that may from time to time be established and designated by the Trustees as provided in Section 6.3(b).

          (b) The division of any series into two or more classes and the establishment and designation of such classes shall be effective upon the execution by a majority of the Trustees of an instrument setting forth such division, and the establishment, designation, and relative rights and preferences of such classes, or as otherwise provided in such instrument. The relative rights and preferences of the classes of any series may differ in such respects as the Trustees may determine to be appropriate, provided that such differences are set forth in the aforementioned instrument. At any time that there are no Interests outstanding of any particular class previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that class and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration.

          (c) Section 9.2 of this Declaration of Trust shall apply also with respect to each such class as if such class were a separate trust.

     6.4  Assets of Series.  All consideration received by the Trust for the
          ----------------
issue or sale of Interests of a particular series together with all Trust Property in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors of such series and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Trust. Separate and distinct records shall be maintained for each series and the assets associated with a series shall be held and accounted for separately from the other assets of the Trust, or any other series. In the event that there is any Trust Property, or any income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular series, the Trustees shall allocate them among any one or more of the series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Holders of all Interests for all purposes.

     6.5  Liabilities of Series.  (a)  The Trust Property belonging to each
          ---------------------
particular series shall be charged with the liabilities of the Trust in respect to that series and all expenses, costs, charges and reserves attributable to that series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series shall be allocated and charged by the Trustees to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Holders of all Interests for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Holders.

          (b) Without limitation of the foregoing provisions of this Section, but subject to the right of the Trustees in their discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets of such series only, and not against the assets of any other series. Notice of this limitation on interseries liabilities shall be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the DBTA, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the DBTA relating to limitations on interseries liabilities (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each series. Every note, bond, contract or other undertaking issued by or on behalf of a particular series shall include a recitation limiting the obligation represented thereby to that series and its assets.

     6.6  Dividends and Distributions.  (a)  Dividends and distributions on
          ---------------------------
Interests of a particular series or any class thereof may be paid with such frequency as the Trustees may determine, which may be daily or otherwise, pursuant to a standing resolution or a resolution adopted only once or with such frequency as the Trustees may determine, to the Holders of Interests in that series or class, from such of the income and capital gains, accrued or realized, from the Trust Property belonging to that series, or in the case of a class, belonging to that series and allocable to that class, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that series. All dividends and distributions on Interests in a particular series or class thereof shall be distributed pro rata to the Holders of Interests in that series or class in proportion to the total outstanding Interests in that series or class held by such Holders at the date and time of record established for the payment of such dividends or distribution, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any series or class. Such dividends and distributions may be made in cash or Interests of that series or class or a combination thereof as determined by the Trustees or pursuant to any program that the Trustees may have in effect at the time for the election by each Holder of the mode of the paying of such dividend or distribution to that Holder. Any such dividend or distribution paid in Interests will be paid at the net asset value thereof as determined in accordance with
Section 7.4.

          (b) The Interests in a series or a class of the Trust shall represent beneficial interests in the Trust Property belonging to such series or in the case of a class, belonging to such series and allocable to such class. Each Holder of Interests in a series or a class shall be entitled to receive its pro rata share of distributions of income and capital gains made with respect to such series or such class. Upon reduction or withdrawal of its Interests or indemnification for liabilities incurred by reason of being or having been a Holder of Interests in a series or a class, such Holder shall be paid solely out of the funds and property of such series or in the case of a class, the funds and property of such series and allocable to such class of the Trust. Upon liquidation or termination of a series or class of the Trust, Holders of Interests in such series or class shall be entitled to receive a pro rata share of the Trust Property belonging to such series or in the case of a class, belonging to such series and allocable to such class.

     6.7  Voting Rights.  Notwithstanding any other provision hereof, on each
          -------------
matter submitted to a vote of the Holders, each Holder shall be entitled to one vote for each whole Interest standing in his name on the books of the Trust, and each fractional Interest shall be entitled to a proportionate fractional vote, irrespective of the series thereof or class thereof, and all Interests of all series and classes thereof shall vote together as a single class; provided, however, that (a) as to any matter with respect to which a separate vote of one or more series or classes thereof is permitted or required by the 1940 Act or the provisions of the instrument establishing and designating the series or class, such requirements as to a separate vote by such series or class thereof shall apply in lieu of all Interests of all series and classes thereof voting together; and (b) as to any matter which affects only the interests of one or more particular series or classes thereof, only the Holders of the one or more affected series or classes shall be entitled to vote, and each such series or class shall vote as a separate series or class.

     6.8  Record Dates.  The Trustees may from time to time close the transfer
          ------------
books or establish record dates and times for the purposes of determining the Holders entitled to be treated as such, to the extent provided or referred to in
Section 8.6.

     6.9  Transfer.  All Interests of each particular series or class thereof
          --------
shall be transferable, but transfers of Interests of a particular series or class thereof will be recorded on the Interest transfer records of the Trust applicable to that series or class only at such times as Holders shall have the right to require the Trust to redeem Interests of that series or class and at such other times as may be permitted by the Trustees.

     6.10 Equality.  Except as provided herein or in the instrument designating
          --------
and establishing any class or series, all Interests of each particular series or class thereof shall represent an equal proportionate interest in the assets belonging to that series, or in the case of a class, belonging to that series and allocable to that class, subject to the liabilities belonging to that series, and each Interest of any particular series or class shall be equal to each other Interest of that series or class; but the provisions of this sentence shall not restrict any distinctions permissible under Section 6.6 that may exist with respect to dividends and distributions on Interests of the same series or class. The Trustees may from time to time divide or combine the Interests of any particular series or class into a greater or lesser number of Interests of that series or class without thereby changing the proportionate beneficial interest in the assets belonging to that series or class or in any way affecting the rights or Interests of any other series or class.

     6.11 Fractions.  Any fractional Interest of any series or class, if any
          ---------
such fractional Interest is outstanding, shall carry proportionately all the rights and obligations of a whole Interest of that series or class, including rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Interests, and liquidation of the Trust.

     6.12 Class Differences.  Subject to Section 6.3, the relative rights and
          -----------------
preferences of the classes of any series may differ in such other respects as the Trustees may determine to be appropriate in their sole discretion, provided that such differences are set forth in the instrument establishing and designating such classes and executed by a majority of the Trustees.

     6.13 Conversion of Interests.  Subject to compliance with the requirements
          -----------------------
of the 1940 Act, the Trustees shall have the authority to provide that Holders of Interests of any series shall have the right to convert said Interests into one or more other series in accordance with such requirements and procedures as may be established by the Trustees. The Trustees shall also have the authority to provide that Holders of Interests of any class of a particular series shall have the right to convert said Interests into one or more other classes of that particular series or any other series in accordance with such requirements and procedures as may be established by the Trustees.

     6.14 Investments in the Trust.  The Trustees may accept investments in the
          ------------------------
Trust from such persons and on such terms and for such consideration, not inconsistent with the provisions of the 1940 Act, as they from time to time authorize. The Trustees may authorize any distributor, principal underwriter, custodian, transfer agent or other person to accept orders for the purchase of Interests that conform to such authorized terms and to reject any purchase orders for Interests whether or not conforming to such authorized terms.

     6.15 Trustees and Officers as Holders.  Any Trustee, officer or other agent
          --------------------------------
of the Trust, and any organization in which any such person is interested, may acquire, own, hold and dispose of Interests of the Trust to the same extent as if such person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may purchase Interests from any such person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of Interests generally.

     6.16 No Preemptive Rights; Derivative Suits.  Holders shall have no
          --------------------------------------
preemptive or other right to subscribe to any additional Interests or other securities issued by the Trust. No action may be brought by a Holder on behalf of the Trust unless Holders owning no less than 10% of the then outstanding Interests, or series or class thereof, join in the bringing of such action. A Holder of Interests in a particular series or a particular class of the Trust shall not be entitled to participate in a derivative or class action lawsuit on behalf of any other series or any other class or on behalf of the Holders of Interests in any other series or any other class of the Trust.

     6.17 No Appraisal Rights.  Holders shall have no right to demand payment
          -------------------
for their Interests or to any other rights of dissenting Holders in the event the Trust participates in any transaction which would give rise to appraisal or dissenters' rights by a stockholder of a corporation organized under the General Corporation Law of Delaware, or otherwise.

     6.18 Status of Interests and Limitation of Personal Liability.  Interests
          --------------------------------------------------------
shall be deemed to be personal property giving only the rights provided in this Declaration of Trust. Every Holder by virtue of acquiring Interests shall be held to have expressly assented and agreed to the terms hereof and to be bound hereby. The death, incapacity, dissolution, termination or bankruptcy of a Holder during the continuance of the Trust shall not operate to dissolve or terminate the Trust or any series thereof nor entitle the representative of such Holder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but shall entitle the representative of such Holder only to the rights of such Holder under this Trust. Ownership of Interests shall not entitle the Holder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Interests constitute the Holders as partners or joint venturers. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust, shall have any power to bind personally any Holder, nor except as specifically provided herein to call upon any Holder for the payment of any sum of money or assessment whatsoever other than such as the Holder may at any time personally agree to pay.

     6.19 Elimination of Series.  Without limiting the authority of the Trustees
          ---------------------
set forth in Section 9.2 of this Declaration of Trust, at any time that there are no Interests outstanding of a series (or class), the Trustees may abolish such series (or class).

                                  ARTICLE VII

                           Purchases and Redemptions
                           -------------------------

     7.1  Purchases.  The Trustees, in their discretion, may, from time to time,
          ---------
without a vote of the Holders, permit the purchase of Interests by such party or parties (or increase in the Interests of a Holder), for such type of consideration, including, without limitation, cash or property, at such time or times (including, without limitation, each business day), and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including, without limitation, the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses.

     7.2  Redemption by Holder.  Each Holder of Interests of the Trust or any
          --------------------
series or class thereof shall have the right at such times as may be permitted by the Trust to require the Trust to redeem all or any part of his or her Interests of the Trust, or series or class thereof, at a redemption price equal to the net asset value per Interest of the Trust or series or class thereof, next determined in accordance with Section 7.4 hereof after the Interests are properly tendered for redemption, subject to any contingent deferred sales charge or redemption charge in effect at the time of redemption. Payment of the redemption price shall be in cash; provided, however, that if the Trustees determine, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Trust may, subject to the requirements of the 1940 Act, make payment wholly or partly in securities or other assets belonging to the Trust or series or class thereof of which the Interests being redeemed are part of the value of such securities or assets used in such determination of the net asset value.

     Notwithstanding the foregoing, the Trust may postpone payment of the redemption price and may suspend the right of the Holders of Interests of the Trust, or series or class thereof, to require the Trust to redeem Interests of the Trust, or of any series or class thereof, during any period or at any time when and to the extent permissible under the 1940 Act.

     7.3  Redemption by Trust.  Each Interest of the Trust, or series or class
          -------------------
thereof that has been established and designated is subject to redemption by the Trust at the redemption price which would be applicable if such Interest was then being redeemed by the Holder pursuant to Section 7.2 hereof: (a) at any time, if the Trustees determine in their sole discretion and by majority vote that it is in the best interest of the Trust, or any series or class thereof, to so redeem, or (b) upon such other conditions as may from time to time be determined by the Trustees and set forth in the then current Prospectus of the Trust with respect to maintenance of Holder accounts of a minimum or maximum amount or percentage. Upon such redemption the Holders of the Interests so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

     7.4  Net Asset Value.  The net asset value per Interest of any series shall
          ---------------
be (a) in the case of a series whose Interests are not divided into classes, the quotient obtained by dividing the value of the net assets of that series (being the value of the assets belonging to that series less the liabilities belonging to that series) by the total number of Interests of that series outstanding, and
(b) in the case of a class of Interests of a series whose Interests are divided into classes, the quotient obtained by dividing the value of the net assets of that series allocable to such class (being the value of the assets belonging to that series allocable to such class less the liabilities belonging to such class) by the total number of Interests of such class outstanding; all determined in accordance with the methods and procedures, including without limitation those with respect to rounding, established by the Trustees from time to time.

     The Trustees may determine to maintain the net asset value per Interest of any series or any class at a designated constant dollar amount and in connection therewith may adopt procedures consistent with the 1940 Act for continuing declarations of income attributable to that series or that class as dividends payable in additional Interests of that series at the designated constant dollar amount and for the handling of any losses attributable to that series or that class. Such procedures may provide that in the event of any loss each Holder shall be deemed to have contributed to the capital of the Trust attributable to that series his or her pro rata portion of the total number of Interests required to be canceled in order to permit the net asset value per Interest of that series or class to be maintained, after reflecting such loss, at the designated constant dollar amount. Each Holder of the Trust shall be deemed to have agreed, by his or her investment in any series or class with respect to which the Trustees shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.

     7.5  Exchange by Trust.  Each Interest of the Trust in a particular class
          -----------------
of a series that has been established and designated may be exchanged for another class of the same series at any time, if the Trustees determine in their sole discretion and by majority vote that it is in the best interests of the Trust, or any series or class thereof, to so exchange, provided that the Interests to be exchanged will, as a result of the exchange, suffer no reduction in the amount payable thereon upon liquidation of the Trust or series and the Interests to be exchanged shall be exchanged for Interests of another class having the same aggregate net asset value at the time of the exchange.

                                 ARTICLE VIII

                                    Holders
                                    -------

     8.1  Rights of Holders.  The right to conduct any business hereinbefore
          -----------------
described is vested exclusively in the Trustees, and the Holders shall have no rights under this Declaration or with respect to the Trust Property other than the beneficial interest conferred by their Interests and the voting rights accorded to them under this Declaration.

     8.2  Register of Interests.  A register shall be kept by the Trust under
          ---------------------
the direction of the Trustees which shall contain the names and addresses of the Holders and the number of Interests held by each Holder. Each such register shall be conclusive as to the identity of the Holders of the Trust and the Persons who shall be entitled to payments of distributions or otherwise to exercise or enjoy the rights of Holders. No Holder shall be entitled to receive payment of any distribution, nor to have notice given to it as herein provided, until it has given its address to such officer or agent of the Trustees as shall keep the said register for entry thereon. No certificates certifying the ownership of interests need be issued except as the Trustees may otherwise determine from time to time.

     8.3  Notices.  Any and all notices to which any Holder hereunder may be
          -------
entitled and any and all communications shall be deemed duly served or given if presented personally to a Holder, left at his or her residence or usual place of business, or sent via United States mail or by electronic transmission to a Holder at his or her address as it is registered with the Trust, as provided in
Section 8.2. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Holder at his or her address as it is registered with the Trust, as provided in Section 8.2, with postage thereon prepaid.

     8.4  Meetings of Holders.  Meetings of the Holders may be called at any
          -------------------
time by a majority of the Trustees and shall be called by any Trustee upon written request of Holders holding, in the aggregate, not less than 10% of the Interests (or series or class thereof), such request specifying the purpose or purposes for which such meeting is to be called. Any such meeting shall be held within or without the State of Delaware on such day and at such time as the Trustees shall designate. Holders of one-third of the Interests in the Trust, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as may otherwise be required by the 1940 Act or other applicable law or by this Declaration or the By-Laws of the Trust. If a quorum is present at a meeting, an affirmative vote by the Holders present, in person or by proxy, holding more than 50% of the total Interests (or series or class thereof) of the Holders present, either in person or by proxy, at such meeting constitutes the action of the Holders, unless the 1940 Act, other applicable law, this Declaration or the By-Laws of the Trust require a greater number of affirmative votes. Notwithstanding the foregoing, the affirmative vote by the Holders present, in person or by proxy, holding less than 50% of the Interests (or class or series thereof) of the Holders present, in person or by proxy, at such meeting shall be sufficient for adjournments. Any meeting of Holders, whether or not a quorum is present, may be adjourned for any lawful purpose provided that no meeting shall be adjourned for more than six months beyond the originally scheduled meeting date. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting without the necessity of further notice.

     8.5  Notice of Meetings.  Written or printed notice of all meetings of the
          ------------------
Holders, stating the time, place and purposes of the meeting, shall be given as provided in Section 8.3. At any such meeting, any business properly before the meeting may be considered, whether or not stated in the notice of the meeting. Any adjourned meeting held as provided in Section 8.4 shall not require the giving of additional notice.

     8.6  Record Date.  For the purpose of determining the Holders who are
          -----------
entitled to notice of any meeting, to vote at any meeting, to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time fix a date, not more than 90 calendar days prior to the date of any meeting of the Holders or payment of distributions or other action, as the case may be, as a record date for the determination of the persons to be treated as Holders of record for such purposes, and any Holder who was a Holder at the date and time so fixed shall be entitled to vote at such meeting or to be treated as a Holder of record for purposes of such other action, even though he or she has since that date and time disposed of his or her Interests, and no Holder becoming such after that date and time shall be so entitled to vote at such meeting or to be treated as a Holder of record for purposes of such other action. If the Trustees shall divide the Interests into two or more series in accordance with Section 6.2 herein, nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different series and if the Trustees shall divide any series into two or more classes in accordance with Section 6.3 herein, nothing in this Section 8.6 shall be construed as precluding the Trustees from setting different record dates for different classes.

     8.7  Proxies, Etc.  At any meeting of Holders, any Holder entitled to vote
          ------------
thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken.

          (a) Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Holders of record shall be entitled to vote. Each Holder shall be entitled to a vote proportionate to its Interest in the Trust.

          (b) When Interests are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect to such Interest, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect to such Interest.

          (c) A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the Holder is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person regarding the charge or management of his or her Interest, he or she may vote by his or her guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

     8.8  Reports.  The Trustees shall cause to be prepared, at least annually,
          -------
a report of operations containing a balance sheet and statement of income and undistributed income of the Trust prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. The Trustees shall, in addition, furnish to the Holders at least semi-annually an interim report containing an unaudited balance sheet as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current Fiscal Year to the end of such period.

     8.9  Inspection of Records.  The records of the Trust shall be open to
          ---------------------
inspection by Holders during normal business hours and for any purpose not harmful to the Trust.

     8.10 Voting Powers.  (a)  The Holders shall have power to vote only (i) for
          -------------
the election or removal of Trustees as contemplated by Section 2.2 and 2.3 hereof, (ii) with respect to any investment advisory contract as contemplated by
Section 4.1 hereof, (iii) with respect to termination of the Trust as provided in Section 9.2 hereof, (iv) with respect to amendments to the Declaration of Trust as provided in Section 9.3 hereof, (v) with respect to any merger, consolidation or sale of assets as provided in Section 9.4 hereof, (vi) with respect to incorporation of the Trust to the extent and as provided in Section
9.5 hereof, and (vii) with respect to such additional matters relating to the Trust as may be required by the 1940 Act, DBTA, or any other applicable law, the Declaration, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any state, or as and when the Trustees may consider necessary or desirable.

          (b) Each Holder shall be entitled to vote based on the ratio his or her Interest bears to the Interests of all Holders entitled to vote. Until Interests are issued, the Trustees may exercise all rights of Holders and may take any action required by law, the Declaration or the By-Laws to be taken by Holders. The By-Laws may include further provisions for Holders' votes and meetings and related matters not inconsistent with this Declaration.

     8.11 Holder Action by Written Consent.  Any action which may be taken by
          --------------------------------
the Holders may be taken without notice and without a meeting if Holders holding more than 50% of the total Interests entitled to vote (or such larger proportion thereof as shall be required by any express provision of this Declaration) shall consent to the action in writing and the written consents shall be filed with the records of the meetings of Holders. Such consents shall be treated for all purposes as votes taken at a meeting of the Holders.

     8.12 Holder Communications.  (a)  Whenever ten or more Holders who have
          ---------------------
been such for at least six months preceding the date of application, and who hold in the aggregate at least 1% of the total Interests, shall apply to the Trustees in writing, stating that they wish to communicate with other Holders with a view to obtaining signatures for a request for a meeting of Holders and accompanied by a form of communication and request which they wish to transmit, the Trustees shall within five business days after receipt of such application either (i) afford to such applicants access to a list of the names and addresses of all Holders as recorded on the books of the Trust; or (ii) inform such applicants as to the approximate number of Holders, and the approximate cost of transmitting to them the proposed communication and form of request.

          (b) If the Trustees elect to follow the course specified in clause
(ii) above, the Trustees, upon the written request of such applicants, accompanied by a tender of the material to be transmitted and of the reasonable expenses of transmission, shall, with reasonable promptness, transmit, by United States mail or by electronic transmission, such material to all Holders at their addresses as recorded on the books, unless within five business days after such tender the Trustees shall transmit, by United States mail or by electronic transmission, to such applicants and file with the Commission, together with a copy of the material to be transmitted, a written statement signed by at least a majority of the Trustees to the effect that in their opinion either such material contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading, or would be in violation of applicable law, and specifying the basis of such opinion. The Trustees shall thereafter comply with any order entered by the Commission and the requirements of the 1940 Act and the Securities Exchange Act of 1934.

                                  ARTICLE IX

           Duration; Termination of Trust; Amendment; Mergers; Etc.
           -------------------------------------------------------

     9.1  Duration.  Subject to possible termination in accordance with the
          --------
provisions of Section 9.2, the Trust created hereby shall continue perpetually pursuant to Section 3808 of DBTA.

     9.2  Termination of Trust.  (a)  The Trust may be terminated (i) by the
          --------------------
affirmative vote of the Holders of not less than two-thirds of the Interests in the Trust at any meeting of the Holders, or (ii) by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the Holders of not less than two-thirds of such Interests, or (iii) by the Trustees by written notice to the Holders. Upon any such termination,

               (i) The Trust shall carry on no business except for the purpose of winding up its affairs.

               (ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, or otherwise dispose of all or any part of the remaining Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, or other disposition of all or substantially all of the Trust Property shall require approval of the principal terms of the transaction and the nature and amount of the consideration by the Holders with a Majority Interests Vote.

               (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Holders according to their respective rights.

          (b) Upon termination of the Trust and distribution to the Holders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination and file a certificate of cancellation in accordance with Section 3810 of the DBTA. Upon termination of the Trust, the Trustees shall thereon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Holders shall thereupon cease.

     9.3  Amendment Procedure.
          -------------------

          (a) All rights granted to the Holders under this Declaration of Trust are granted subject to the reservation of the right of the Trustees to amend this Declaration of Trust as herein provided, except as set forth herein to the contrary. Subject to the foregoing, the provisions of this Declaration of Trust (whether or not related to the rights of Holders) may be amended at any time, so long as such amendment is not in contravention of applicable law, including the 1940 Act, by an instrument in writing signed by a majority of the Trustees (or by an officer of the Trust pursuant to the vote of a majority of such Trustees). Any such amendment shall be effective as provided in the instrument containing the terms of such amendment or, if there is no provision therein with respect to effectiveness, upon the execution of such instrument and of a certificate (which may be a part of such instrument) executed by a Trustee or officer of the Trust to the effect that such amendment has been duly adopted.

          (b) No amendment may be made, under Section 9.3(a) above, which would change any rights with respect to any Interest in the Trust by reducing the amount payable thereon upon liquidation of the Trust, by repealing the limitations on personal liability of any Holder or Trustee, or by diminishing or eliminating any voting rights pertaining thereto, except with a Majority Interests Vote.

          (c) A certification signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Holders or by the Trustees as aforesaid or a copy of the Declaration, as amended, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

          (d) Notwithstanding any other provision hereof, until such time as Interests are first sold, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

     9.4  Merger, Consolidation and Sale of Assets.  The Trust may merge or
          ----------------------------------------
consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of its property, including its good will, upon such terms and conditions and for such consideration when and as authorized by no less than a majority of the Trustees and by a Majority Interests Vote of the Trust or by an instrument or instruments in writing without a meeting, consented to by the Holders of not less than 50% of the total Interests of the Trust or such series, as the case may be, and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the State of Delaware. In accordance with Section 3815(f) of DBTA, an agreement of merger or consolidation may effect any amendment to the Declaration or By-Laws or effect the adoption of a new declaration of trust or by-laws of the Trust if the Trust is the surviving or resulting business trust. A certificate of merger or consolidation of the Trust shall be signed by a majority of the Trustees.

     9.5  Incorporation.  Upon a Majority Interests Vote, the Trustees may cause
          -------------
to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property to any such corporation, trust, association or organization in exchange for the equity interests thereof or otherwise, and to lend money to, subscribe for the equity interests of, and enter into any contracts with any such corporation, trust, partnership, association or organization, or any corporation, partnership, trust, association or organization in which the Trust holds or is about to acquire equity interests. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of the Holders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to such organizations or entities.

                                   ARTICLE X

                                 Miscellaneous
                                 -------------

     10.1 Certificate of Designation; Agent for Service of Process.  The Trust
          --------------------------------------------------------
shall file, in accordance with Section 3812 of DBTA, in the office of the Secretary of State of Delaware, a certificate of trust, in the form and with such information required by Section 3810 of DBTA and executed in the manner specified in Section 3811 of DBTA. In the event the Trust does not have at least one Trustee qualified under Section 3807(a) of DBTA, then the Trust shall comply with Section 3807(b) of DBTA by having and maintaining a registered office in Delaware and by designating a registered agent for service of process on the Trust, which agent shall have the same business office as the Trust's registered office. The failure to file any such certificate, to maintain a registered office, to designate a registered agent for service of process, or to include such other information shall not affect the validity of the establishment of the Trust, the Declaration, the By-Laws or any action taken by the Trustees, the Trust officers or any other Person with respect to the Trust except insofar as a provision of the DBTA would have governed, in which case the Delaware common law governs.

     10.2 Governing Law.  This Declaration is executed by all of the Trustees
          -------------
and delivered with reference to DBTA and the laws of the State of Delaware, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to DBTA and the laws of the State of Delaware (unless and to the extent otherwise provided for and/or preempted by the 1940 Act or other applicable federal securities laws); provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration (a) the provisions of Section 3540 of Title 12 of the Delaware Code, or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the DBTA) pertaining to trusts which are inconsistent with the rights, duties, powers, limitations or liabilities of the Trustees set forth or referenced in this Declaration.

     10.3 Counterparts.  This Declaration may be simultaneously executed in
          ------------
several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

     10.4 Reliance by Third Parties.  The original or a copy of this instrument
          -------------------------
and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Holder. Any certificate executed by an individual who, according to the records of the Trust or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to (a) the number or identity of Trustees or Holders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Holders, (d) the fact that the number of Trustees or Holders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

     10.5 Provisions in Conflict With Law or Regulations.  (a)  The provisions
          ----------------------------------------------
of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the DBTA, or with other applicable laws and regulations, the conflicting provisions shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

          (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

     10.6 Trust Only.  It is the intention of the Trustees to create only a
          ----------
business trust under DBTA with the relationship of trustee and beneficiary between the Trustees and each Holder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a Delaware business trust except to the extent such trust is deemed to constitute a corporation under the Code and applicable state tax laws. Nothing in this Declaration of Trust shall be construed to make the Holders, either by themselves or with the Trustees, partners or members of a joint stock association.

     10.7 Withholding.  Should any Holder be subject to withholding pursuant to
          -----------
the Code or any other provision of law, the Trust shall withhold all amounts otherwise distributable to such Holder as shall be required by law and any amounts so withheld shall be deemed to have been distributed to such Holder under this Declaration of Trust. If any sums are withheld pursuant to this provision, the Trust shall remit the sums so withheld to and file the required forms with the Internal Revenue Service, or other applicable government agency.

     10.8 Headings and Construction.  Headings are placed herein for convenience
          -------------------------
of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable.



                          [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.




_______________________________                                May 11, 2001
Sean Dranfield
Trustee